Earnings Results 2nd Quarter 2024 July 18, 2024 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Disclaimer

33 Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- **Ranked #6 SBA Lender in the country (FY2023)**, the 15th consecutive year among the nation's top 10 SBA Lenders
- **~249,000 hours dedicated** by M&T employees to volunteering in our communities
- **~$54 million contributed by M&T and The M&T Charitable Foundation** to supporting our communities
- **Highest possible CRA rating** from Federal Reserve since 1982
- **$691 million** of financing to projects that include affordable housing
- **$2.5 billion** of social sustainable finance loans and investments

Investing in Our Employees



- **412 people** participated in specialized M&T learning and development programs, which have been running for four decades
- **9.6 years** average employee tenure
- **40** average hours of training for M&T employees
- **80** Employee Resource Group chapters with participation by **51%** of managers and **35%** of employees (non-managers)
- **94%** participation by M&T employees in M&T's 401(k) plan

Strong Governance and Consistent Leadership


INVOICE

- **94%** of Board members are independent [(1)]
- More than **40%** of M&T's Board of Directors team is diverse (**25%** of directors are women, **19%** of directors are people of color)
- **17-year average tenure** for executive officers
- **90%** of employees believe M&T is committed to ethical business practices

Preserving our Environment


24/7

- Achieved **60%** of our **$1 billion** commitment to renewable energy projects
- **$671 million** of environmental sustainable finance loans and investments
- Year-over-year we reduced our combined scope 1 and 2 emissions by **8.5%**

Note: All data except for SBA data and Board of Directors data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023. Board of Directors data is as of June 27, 2024. The metrics and methodologies included in sustainable finance reporting are subject to change based on the best information available. We plan to continue to review and enhance our reporting capabilities in line with applicable legal and regulatory requirements and industry standards and practices.

(1) Following the criteria for independence required by the New York Stock Exchange as well as M&T's Corporate Governance Standards.

4

5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades #1 in Customer Satisfaction with Mobile Banking Apps among Regional Banks

6 Financial Results

7 • Diluted EPS increased +24% QoQ • Net Interest Margin widened +7 bps QoQ • Provision for Credit Losses declined -25% QoQ Notable items ($ in millions, except per share) 2Q24 1Q24 2Q23 Amt(1) EPS Amt(1) EPS Amt(1) EPS Gain on sale of Collective Investment Trust ("CIT") $— $— $— $— $225 $0.94 FDIC special assessment $5 $0.02 $29 $0.13 $— $— Second Quarter 2024 Earnings Highlights GAAP ($ in millions, except per share) 2Q24 1Q24 2Q23 Revenues $2,302 $2,260 $2,602 Noninterest Expense $1,297 $1,396 $1,293 Provision for Credit Losses $150 $200 $150 Net Income $655 $531 $867 Diluted EPS $3.73 $3.02 $5.05 Return on Assets 1.24% 1.01% 1.70% Return on Common Equity 9.95% 8.14% 14.27% Net Interest Margin 3.59% 3.52% 3.91% Net Charge-offs % Avg Loans 0.41% 0.42% 0.38% Note: (1) Before any related tax effect.

8 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Second Quarter 2024 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 2Q24 1Q24 2Q23 Net Operating Income $665 $543 $879 Diluted Net Operating EPS $3.79 $3.09 $5.12 Efficiency Ratio 55.3% 60.8% 48.9% Net Operating ROTA 1.31% 1.08% 1.80% Net Operating ROTCE 15.27% 12.67% 22.73% Tangible Book Value per Share (2) $102.42 $99.54 $91.58 • Net Operating ROTA increased +23 bps QoQ • Net Operating ROTCE increased +260 bps QoQ • Tangible Book Value per Share increased +3% QoQ

Net Interest Income & Net Interest Margin



$ IN MILLIONS
$1,813
$1,790
$1,735
$1,692
$1,731
3.91%
3.79%
3.61%
3.52%
3.59%
2Q23
3Q23
4Q23
1Q24
2Q24
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

QoQ Drivers

- Taxable-equivalent net interest income[(1)] increased **+$39 million** or **+2% QoQ**
  - Favorable impact from loan growth and asset repricing, particularly in the investment securities portfolio
  - Higher nonaccrual interest, partially offset by impact of cash flow hedges
  - Cost of interest-bearing liabilities remained stable
- Net interest margin rose **+7 bps QoQ** to **3.59%**
  - Fixed asset repricing **(+6 bps)**
  - Elevated nonaccrual interest **(+5 bps)**
  - Lower interest-bearing deposit cost **(+1 bps)**
  - Impact of swaps **(-3 bps)**
  - Higher borrowing costs and balances **(-2 bps)**

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset.

M&T Bank Corporation 9

Balance Sheet – Overview

Average Balances, $ in billions, except per share	2Q24	1Q24	2Q23	Change 2Q24 vs 1Q24	Change 2Q24 vs 2Q23
Interest-bearing Deposits at Banks	$29.3	$30.7	$23.6	-4%	24%
Investment Securities	$29.7	$28.6	$28.6	4%	4%
Commercial and Industrial ("C&I")	$58.1	$56.8	$54.5	2%	7%
Commercial Real Estate ("CRE")	$31.5	$32.7	$34.9	-4%	-10%
Residential Mortgage	$23.0	$23.1	$23.8	-1%	-3%
Consumer	$22.0	$21.2	$20.3	4%	8%
Total Loans	$134.6	$133.8	$133.5	1%	1%
Earning Assets	$193.7	$193.1	$185.9	—	4%
Deposits	$163.5	$164.1	$159.4	—	3%
Borrowings	$16.5	$16.0	$15.1	3%	9%
Common Shareholders' Equity	$25.3	$25.0	$23.7	1%	7%
As of Quarter End					
Book Value per Common Share	$153.57	$150.90	$143.41	2%	7%
Tangible Book Value per Common Share(1)	$102.42	$99.54	$91.58	3%	12%
Tangible Common Equity / Tangible Assets(1)	8.55 %	8.03 %	7.63 %	52 bps	92 bps
Common Equity Tier 1 ("CET1") Capital Ratio(2)	11.44 %(2)	11.08 %	10.59 %	36 bps	85 bps

- Capital levels strong with CET1 ratio of **11.44%**(2)

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) June 30, 2024 CET1 ratio is estimated.

M&T Bank Corporation 10

11 Balance Sheet – Average Loans QoQ Drivers Average loans +$792 million or +1% QoQ: • C&I loans increased +2% (+$1.3 billion), driven by continued growth spanning most industry types • CRE loans declined -4% (-$1.2 billion), reflecting continued low origination activity and paydowns as we continue to manage our CRE concentration • Residential mortgage loans decreased -1% (-$130 million), largely reflecting pay downs in the held-for-investment portfolio • Consumer loans rose +4% (+$829 million), driven by growth in recreational finance and indirect auto $ IN B IL LI O N S $54.5 $54.5 $55.4 $56.8 $58.1 $34.9 $34.3 $33.5 $32.7 $31.5 $23.8 $23.6 $23.3 $23.1 $23.0 $20.3 $20.2 $20.6 $21.2 $22.0 $133.5 $132.6 $132.8 $133.8 $134.6 6.02% 6.19% 6.33% 6.32% 6.38% C&I CRE Residential Mortgage Consumer Total Loans Total Loan Yield 2Q23 3Q23 4Q23 1Q24 2Q24

12 Balance Sheet – Securities and Cash Duration Pre-tax Unrealized Loss AFS ~2.1 years $239 million HTM ~5.3 years $1,286 million Total Debt Securities ~3.7 years $1,525 million $ IN B IL LI O N S Average Investment Securities and Yield $28.6 $28.0 $27.5 $28.6 $29.7 3.09% 3.14% 3.13% 3.30% 3.61% 2Q23 3Q23 4Q23 1Q24 2Q24 Cash 3% Interest- bearing deposits at banks 44% Other Securities 2% HTM Securities 26% AFS Securities 25% $56.5B TOTAL Yield up +31 bps Securities and Cash - at 6/30/24

13 Balance Sheet – Average Deposits QoQ Drivers Average deposits decreased -$574 million or less than -0.5% QoQ: • Mix shift to lower cost savings and interest-checking deposits • Cost of interest-bearing deposits, excluding brokered deposits, was flat • Average customer deposits continued to increase; brokered deposits decreased -$1.2 billion • Average noninterest-bearing deposits declined -$881 million, primarily commercial deposits $ IN B IL LI O N S $56.2 $53.9 $50.1 $48.6 $47.7 $87.2 $89.3 $93.4 $94.9 $96.0 $16.0 $19.5 $21.2 $20.6 $19.8 $159.4 $162.7 $164.7 $164.1 $163.5 1.31% 1.70% 2.01% 2.06% 2.06% Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits Total Deposit Cost 2Q23 3Q23 4Q23 1Q24 2Q24

Income Statement – Noninterest Income


Gain on CIT Sale[1]
$ IN MILLIONS
$803
$225
$578
$560
$560
$578
$578
$580
$580
$584
$584
2Q23
3Q23
4Q23
1Q24
2Q24
Ex Notable Items
Notable Items
Noninterest Income

$ in millions	2Q24	1Q24	2Q23	Change 2Q24 vs 1Q24	Change 2Q24 vs 2Q23
Mortgage Banking Revenues	$106	$104	$107	*1%*	*-1%*
Service Charges on Deposits	$127	$124	$119	*3%*	*8%*
Trust Income	$170	$160	$172	*6%*	*-1%*
Brokerage Services	$30	$29	$25	*5%*	*21%*
Non-hedge Derivatives / Trading	$7	$9	$17	*-29%*	*-61%*
Securities G/L	$(8)	$2	$1	—	—
Other Revenues from Operations	$152	$152	$362	—	*-58%*
Noninterest Income	**$584**	**$580**	**$803**	***1%***	***-27%***

QoQ Drivers

Noninterest income increased +$4 million or less than +1% QoQ:

- Trust income increased **+$10 million** or **+6% QoQ**:
  - Reflects seasonal tax service fees of $4 million and higher revenues from the Company's global capital markets business

- Gain (loss) on bank investment securities reflects Q2 losses on sales of non-agency investment securities
- Other revenues from operations were flat **QoQ:**
  - Increases in merchant discount and credit card fees, letter of credit and other credit-related fees and distributions from certain tax credit investments
  - Offset by $25 million distribution from BLG received in 1Q24

Note: (1) 2Q23 noninterest income included a $225 million gain on sale from the sale of CIT.

M&T Bank Corporation
14

Income Statement – Noninterest Expenses



FDIC special assessment(3)
$ IN MILLIONS
$1,293
$1,278
48.9%
Adjusted Efficiency 53.4%(2)
$1,278
$1,263
53.7%
$1,450
$1,435
62.1%
Adjusted Efficiency 53.6%(3)
$1,396
$1,381
60.8%
Adjusted Efficiency 59.6%(3)
$1,297
$1,284
55.3%
Adjusted Efficiency 55.1%(3)
2Q23
3Q23
4Q23
1Q24
2Q24
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio

$ in millions	2Q24	1Q24	2Q23	Change 2Q24 vs 1Q24	Change 2Q24 vs 2Q23
Salaries & Benefits[4]	$764	$833	$738	-8%	4%
Equip & Occupancy	$125	$129	$129	-3%	-3%
Outside Data Proc & SW	$124	$120	$106	4%	17%
Professional and other services	$91	$85	$100	6%	-10%
FDIC Assessments	$37	$60	$28	-38%	32%
Advert. & Marketing	$27	$20	$28	34%	-5%
Other Costs of Operations	$116	$134	$149	-13%	-21%
Operating Expense[1]	$1,284	$1,381	$1,278	-7%	1%
Intangible Amortization	$13	$15	$15	-15%	-15%
Total Noninterest Expense	**$1,297**	**$1,396**	**$1,293**	**-7%**	—

QoQ Drivers

Noninterest expense decreased -$99 million or -7% QoQ

Excluding the FDIC special assessments[3] **noninterest expense** decreased **-$75 million** or **-6%**

- Salaries and employee benefits expense down **-$69 million** or **-8% QoQ**:
  - Seasonally higher expenses in 1Q24, partially offset by full quarter of annual merit increases
- Other costs of operations decreased **-$18 million** or **-13% QoQ**:
  - Lower costs on supplemental executive retirement savings plan
  - Q1 losses on lease terminations

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) 2Q23 adjusted efficiency ratio excludes $225 million gain on sale of CIT from the denominator. (3) Adjusted efficiency ratio excludes $197 million, $29 million and $5 million FDIC special assessment from the numerator for 4Q23, 1Q24 and 2Q24, respectively. (4) Severance charges for 2Q24, 1Q24 and 2Q23 were $7 million, $6 million and $8 million, respectively.

M&T Bank Corporation 15

16 $ IN M IL LI O N S Nonaccrual Loans $2,435 $2,342 $2,166 $2,302 $2,024 1.83% 1.77% 1.62% 1.71% 1.50% Nonaccrual Loans ($) Nonaccrual Loans (%) 2Q23 3Q23 4Q23 1Q24 2Q24 $ IN M IL LI O N S Net Charge-offs $127 $96 $148 $138 $137 0.38% 0.29% 0.44% 0.42% 0.41% Net Charge-offs ($) Net Charge-off Ratio (%) 2Q23 3Q23 4Q23 1Q24 2Q24 Credit $ IN M IL LI O N S Allowance for Credit Losses $1,998 $2,052 $2,129 $2,191 $2,204 1.50% 1.55% 1.59% 1.62% 1.63% Allowance for Credit Losses ($) Allowance for Credit Losses (%) 2Q23 3Q23 4Q23 1Q24 2Q24 $ IN M IL LI O N S Provision for Credit Losses $150 $150 $225 $200 $150 2Q23 3Q23 4Q23 1Q24 2Q24

17 Criticized C&I and CRE Loans -$889 million QoQ criticized loans decreased: • C&I increased +$98 million – Driven by health services and motor vehicle and recreational finance dealers • CRE decreased -$987 million – Permanent CRE -$773 million – Construction -$214 million • 97% of criticized accrual loans are current • 58% of criticized nonaccrual loans are current Reserve Impact: • Criticized loans generally carry higher loss reserves • Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~18% $ IN B IL LI O N S $10.5 $11.1 $12.6 $12.9 $12.1 11.8% 12.5% 14.0% 14.3% 13.5% Criticized Criticized % of Commercial Loans 2Q23 3Q23 4Q23 1Q24 2Q24

Criticized C&I Loans

	June 30, 2024				March 31, 2024			
(Dollars in millions)	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$11,129	$129	$1	$130	$10,538	$261	$37	$298
Services	7,487	296	115	411	7,180	260	130	390
Motor vehicle and recreational finance dealers	6,454	694	120	814	6,268	525	109	634
Manufacturing	6,313	511	101	612	6,226	616	122	738
Wholesale	4,090	277	31	308	3,955	268	34	302
Transportation, communications, utilities	3,499	288	69	357	3,525	233	70	303
Retail	3,048	87	31	118	2,893	83	41	124
Construction	2,301	158	63	221	2,089	176	68	244
Health services	1,937	230	36	266	1,991	286	34	320
Real estate investors	1,566	159	4	163	1,618	195	4	199
Other	1,517	101	48	149	1,676	100	54	154
Total commercial and industrial excluding owner-occupied real estate	$49,341	$2,930	$619	$3,549	$47,959	$3,003	$703	$3,706
Owner-occupied real estate by industry:								
Services	$2,211	$129	$35	$164	$2,122	$140	$51	$191
Motor vehicle and recreational finance dealers	1,957	50	12	62	1,922	45	9	54
Retail	1,614	127	12	139	1,587	132	14	146
Health services	1,339	285	66	351	639	53	22	75
Wholesale	919	31	3	34	944	48	3	51
Manufacturing	813	52	25	77	837	58	29	87
Real estate investors	771	37	15	52	795	24	16	40
Other	1,062	52	18	70	1,092	33	17	50
Total owner-occupied real estate	10,686	763	186	949	9,938	533	161	694
Total	$60,027	$3,693	$805	$4,498	$57,897	$3,536	$864	$4,400
Percent criticized - excluding owner-occupied real estate				7.2 %				7.7 %
Percent criticized - owner-occupied real estate				8.9 %				7.0 %
Percent criticized - total commercial and industrial				7.5 %				7.6 %

M&T Bank Corporation 18

19 Criticized CRE Loans June 30, 2024 March 31, 2024 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $5,824 $882 $108 $990 $6,441 $1,003 $112 $1,115 Retail/Service 5,257 774 163 937 5,795 1,039 229 1,268 Office 4,484 1,070 145 1,215 4,599 1,011 147 1,158 Health services 2,752 1,100 109 1,209 3,626 1,409 177 1,586 Hotel 2,279 430 165 595 2,485 485 175 660 Industrial/Warehouse 1,896 172 16 188 1,925 133 13 146 Other 274 72 1 73 297 45 2 47 Total permanent 22,766 4,500 707 5,207 25,168 5,125 855 5,980 Construction/development 6,766 2,270 79 2,349 7,248 2,419 144 2,563 Total commercial real estate $29,532 $6,770 $786 $7,556 $32,416 $7,544 $999 $8,543 Percent criticized - total commercial real estate 25.6% 26.4%

20 CET1 10.59% 10.95% 10.98% 11.08% 11.44% 2Q23 3Q23 4Q23 1Q24 2Q24 TBVPS $91.58 $93.99 $98.54 $99.54 $102.42 2Q23 3Q23 4Q23 1Q24 2Q24 Capital • CET1 capital ratio increased +36 bps to 11.44%(1) at 2Q24 • Tangible book value per share increased +3% to $102.42 • Stress capital buffer to improve from 4.0% to an estimated 3.8% effective October 1, 2024(3) Note: (1) June 30, 2024 CET1 ratio is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measures. (3) Based on the Federal Reserve's most recent supervisory stress tests release in June 2024. QoQ Drivers • Tangible common equity to tangible assets increased +52 bps to 8.55% at the end of 2Q24 • AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(19) bps at the end of 2Q24 (1) (2)

2024 Outlook

		2024 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$6.85 billion to $6.90 billion	• NIM in the 3.50s • Reflects two rate cuts
Income Statement	**Fee Income**	$2.3 billion to $2.4 billion	• Growth in trust income from strong market activity
Income Statement	**GAAP Expense** ***Includes intangible amortization*** ***Excludes incremental FDIC special assessment***	$5.25 billion to $5.30 billion	• Continued focus on managing expense
Income Statement	**Net Charge-Offs** ***% of Average Loans***	~40 basis points	• NCO normalization in C&I and consumer loan portfolios
Income Statement	**Tax Rate** **Taxable-equivalent**	24.0% to 24.5%	• ***Excludes*** certain discrete tax benefit in 1Q24
Average Balances	**Loans**	$134 billion to $136 billion	• Growth in C&I and consumer, declines in CRE and residential mortgage
Average Balances	**Deposits**	$162 billion to $164 billion	• Focus on growing customer deposits
	Share Repurchases	$200 million per quarter in 3Q and 4Q24	• Significant progress against capital distribution considerations in 1H24 • Expect to maintain capital ratios at least at current levels
	Preferred Dividends	3Q: ~$47 million 4Q: ~$36 million	• Reflects Series J issuance in May and upcoming Series E redemption in August

M&T Bank Corporation 21

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.

Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation 22

23 Appendix

24 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 2Q23 3Q23 4Q23 1Q24 2Q24 Net income Net income $867 $690 $482 $531 $655 Amortization of core deposits and other intangible assets (1) 12 12 12 12 10 Net operating income $879 $702 $494 $543 $665 Earnings per common share Diluted earnings per common share $5.05 $3.98 $2.74 $3.02 $3.73 Amortization of core deposits and other intangible assets (1) 0.07 0.07 0.07 0.07 0.06 Diluted net operating earnings per common share $5.12 $4.05 $2.81 $3.09 $3.79

25 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 2Q23 3Q23 4Q23 1Q24 2Q24 Other expense Other expense $1,293 $1,278 $1,450 $1,396 $1,297 Amortization of core deposit and other intangible assets (15) (15) (15) (15) (13) Noninterest operating expense $1,278 $1,263 $1,435 $1,381 $1,284 Efficiency ratio Noninterest operating expense (numerator) $1,278 $1,263 $1,435 $1,381 $1,284 Taxable-equivalent net interest income 1,813 1,790 1,735 1,692 1,731 Other income 803 560 578 580 584 Less: Gain (loss) on bank investment securities 1 — 4 2 (8) Denominator $2,615 $2,350 $2,309 $2,270 $2,323 Efficiency ratio 48.9% 53.7% 62.1% 60.8% 55.3%

26 Appendix In millions 2Q23 3Q23 4Q23 1Q24 2Q24 Average assets Average assets $204,376 $205,791 $208,752 $211,478 $211,981 Goodwill (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (185) (170) (154) (140) (126) Deferred taxes 46 43 39 33 30 Average tangible assets $195,764 $197,199 $200,172 $202,906 $203,420 Average common equity Average total equity $25,685 $26,020 $26,500 $27,019 $27,745 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,405) Average common equity 23,674 24,009 24,489 25,008 25,340 Goodwill (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (185) (170) (154) (140) (126) Deferred taxes 46 43 39 33 30 Average tangible common equity $15,062 $15,417 $15,909 $16,436 $16,779 GAAP to Tangible (Non-GAAP) Reconciliation

27 Appendix In millions 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 Total assets Total assets $207,672 $209,124 $208,264 $215,137 $208,855 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (177) (162) (147) (132) (119) Deferred taxes 44 41 37 34 31 Total tangible assets $199,074 $200,538 $199,689 $206,574 $200,302 Total common equity Total equity $25,801 $26,197 $26,957 $27,169 $28,424 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,744) Common equity 23,790 24,186 24,946 25,158 25,680 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (177) (162) (147) (132) (119) Deferred taxes 44 41 37 34 31 Total tangible common equity $15,192 $15,600 $16,371 $16,595 $17,127 GAAP to Tangible (Non-GAAP) Reconciliation